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Exhibit 31.1

Certification of Principal Executive Officer
Required by Rule 13a-14(a) or 15d-14(a)
of the Securities Exchange Act of 1934

I, Joseph Loggia, certify that:

  (1)
  I have reviewed this annual report on Form 10-K/A (Amendment No. 1) of Advanstar, Inc. (the "registrant");

  (2)
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  (3)
  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Date: June 28, 2005	By:	/s/ JOSEPH LOGGIA Joseph Loggia Chief Executive Officer

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Certification of Principal Executive Officer Required by Rule 13a-14(a) or 15d-14(a) of the Securities Exchange Act of 1934